FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2024

BIOADAPTIVES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54949	46-2592228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102

Las Vegas, Nevada 89128

(Address of Principal Executive Office) (Zip Code)

(702) 659-8829

Registrant's telephone number, including area code:

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant's PCAOB Auditing Firm

ITEM 304(a)(1) Dismissal of Independent PCAOB Auditing firm, BF Borgers

On May 8 2024, the Board of Directors of BioAdaptives Inc (the “Company”) approved the dismissal of BF Borgers, CPA PC (“BFB”) as the Company's independent registered auditing firm. As on May 3, 2024, the Securities and Exchange Commission (the “SEC”) announced settled enforcement proceedings against BFB and permanently suspended the firm from practicing as accountants and PCAOB auditors on SEC filings, effective immediately.

BioAdaptives Inc also wishes to state also that it did not include a letter from BFB, its prior auditor, stating whether BFB agrees with this item 304 disclosure, as BFB, their prior auditor is not currently permitted to appear or practice before the Commission.

ITEM 304(a)(2) Appointment of New PCAOB Auditing Firm

On May 11, 2024, BioAdaptives’ Board approved the appointment of Boladale Lawal & Co as the Company’s new independent registered PCAOB firm, effective immediately to perform independent audit services for the fiscal year ending December 31,2024 and also the reviews of its quarterly reporting of 2024.  Furthermore, Boladale Lawal & Co. will audit the balance sheet of the Company as of December 31, 2023, and the related statements of operations, stockholders’ equity and cash flows for the year then ended. Based upon the audits, Boladale Lawal & Co. will issue a written report on the Company’s financial statements as well.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 13, 2024	BioAdaptives, Inc.

/s/ Edward E. Jacobs, Jr

Edward E. Jacobs, Jr Director and CEO

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